Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report on the audited financial statements of Thwapr, Inc. (formerly Mobile Video Development, Inc.) as of December 31, 2008 and 2007, and our report on the unaudited financial statements of Thwapr, Inc. as of September 30, 2009 included in this Current Report on Form 8-K of Seaospa,  Inc.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
April 2, 2010